Exhibit 99.1

ECD Automotive Design Announces 1-for-40 Reverse Stock Split

KISSIMMEE, Fla., September 12, 2025-- ECD Automotive Design, Inc. (NASDAQ: ECDA), the (“ECD” or the “Company”), the world’s largest Land Rover and Jaguar restoration company known for its custom luxury builds, including bespoke Defenders, Range Rovers, Jaguar E-Types, Ford Mustangs and Toyota FJs, announced that it will implement a 1-for-40 reverse stock split of its issued and outstanding common stock (“Reverse Stock Split”), effective at market opening time on September 18, 2025. ECD common stock will remain on the Nasdaq Capital Market and begin trading on a split-adjusted basis on September 18, 2025, when the markets open, under the Company’s existing trading symbol “ECDA,” with the new CUSIP number 27877D104.

The Reverse Stock Split was previously approved by stockholders at the Company’s annual meeting of stockholders held on July 22, 2025, with the final ratio determined by the Company’s Board of Directors. The Reverse Stock Split is intended to increase the per share trading price of ECD’s common stock to satisfy the $1.00 minimum bid price requirement for continued listing on The Nasdaq Capital Market (Rule 550(a)(1)).

As a result of the Reverse Stock Split, every forty pre-split shares of common stock outstanding will automatically be reclassified and combined into one share of common stock. This will reduce the number of outstanding shares of ECD’s common stock from approximately 59,091,136 shares to approximately 1,477,278 shares. The Reverse Stock Split will not change the number of authorized shares of the company’s common stock or the par value of the common stock. Proportional adjustments will be made to the number of shares of common stock issuable upon exercise of the company’s outstanding stock options and restricted stock units, as well as the applicable exercise price of the stock options.

Shareholders holding their shares electronically in book-entry form are not required to take any action to receive the post-split shares. Shareholders who hold certificated shares will receive instructions from Continental Stock Transfer and Trust, the Company’s transfer agent who is acting as the exchange agent for the Reverse Stock Split. No fractional shares will be issued as a result of the Reverse Stock Split. Stockholders who would otherwise be entitled to a fractional share will instead have their fractional share rounded up to the nearest whole share.

Additional information regarding the Reverse Stock Split can be found in the Proxy Statement filed with the SEC.

About ECD Auto Design

ECD, a public company trading under ECDA on the Nasdaq, is a creator of restored luxury vehicles that combines classic English beauty with modern performance. Currently, ECD restores Land Rover Defenders, Land Rover Series IIA, the Range Rover Classic, the Jaguar E-Type and we have recently added Ford Mustang and Toyota FJ. Historically, each vehicle produced by ECD was fully bespoke, a one-off that is designed by the client through an immersive luxury design experience and hand-built from the ground up in 2,200 hours by master-certified Automotive Service Excellence (“ASE”) craftsmen. The Company was founded in 2013 by three British “gear heads’ whose passion for classic vehicles is the driving force behind exceptionally high standards for quality, custom luxury vehicles. ECD’s global headquarters, known as the “Rover Dome,” is a 100,000-square-foot facility located in Kissimmee, Florida that is home to 102 staff with 67 talented craftsmen and technicians, who hold a combined 66 ASE and three master level certifications. ECD has an affiliated logistics center in the U.K. where its seven employees work to source and transport 25-year-old work vehicles back to the U.S. for restoration. For more information, visit www.ecdautodesign.com.

Cautionary Note Regarding Forward-Looking Statements

This press release includes express or implied statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. Forward-looking statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance and may contain projections of our future results of operations or of our financial information or state other forward-looking information. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” “attempting,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. The forward-looking statements in this press release are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. You should carefully consider the risks and uncertainties that affect our business, including those described in our filings with the Securities and Exchange Commission (“SEC”), including under the caption “Risk Factors” in our Annual Report on Form 10-K filed for the year ended December 31, 2024 with the SEC, which can be obtained on the SEC website at www.sec.gov. These forward-looking statements speak only as of the date of this communication. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements, whether as a result of any new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and filings with the SEC.

Investor Relations
investorrelations@ecdautodesign.com